UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2005

LITHIUM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (610) 940-6090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

(a)     On May 6, 2005, Lithium Technology Corporation (the “Company”) entered into an agreement extending the June 1, 2004 services agreement between the Company and Bridgehead Partners, LLC (“Bridgehead Partners”). Mr. McGovern, the Company’s Chief Financial Officer, is the Chairman and Managing Director of Bridgehead Partners, a professional management and financial advisory services firm. Bridgehead Partners has been providing services to the Company in connection with financial reporting and related matters since June 2004. Mr. McGovern has been the Chief Financial Officer of the Company since June 25, 2004.

Pursuant to the extension of the Bridgehead Partners services agreement the Company will pay a $15,000 per month retainer and $35,000 of the performance bonus payable under the original services agreement, and will issue five year fully vested warrants for 200,000 shares of Company common stock with an exercise price of $0.064. As of May 6, 2005 Bridgehead also vested in the second tranche (50,000 shares) of warrants from the original services agreement.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)     On May 4, 2005, the Board of Directors of the Company, in consultation with BDO Seidman, LLP (“BDO”), the Company’s independent registered public accounting firm, concluded that the Company’s historical financial statements for each of the fiscal quarters in 2004 should be restated to correct certain errors relating to the accounting for certain of the Company’s financing transactions in 2004 and that such financial statements should no longer be relied upon. The Company has conducted a review of its accounting treatment of these financing transactions and correcting its method of accounting for such transactions. The restatement relates to the accounting for the variable conversion feature on the Company’s 10% Convertible Debentures and its Series A Convertible Preferred Stock. The conversion feature on the 10% Convertible Debentures and the Series A Convertible Preferred Stock has been determined to be an imbedded derivative under SFAS 133, which is required to be reflected as a liability at fair value. The 10% Convertible Debentures were previously reflected as containing a beneficial conversion feature under EITF 98-5. The correction relates solely to the accounting treatment of these financing transactions and does not affect the Company’s historical cash flow.

The Company’s quarterly financial statements for the first three quarters in the fiscal year ended December 31, 2004 will be restated. Accordingly, the previously issued financial statements for such periods should no longer be relied upon. The Company will file the restated consolidated financial statements as amendments to periodic reports with the Securities and Exchange Commission on the appropriate forms as soon as practicable. The Board of Directors has discussed the matters disclosed in this Current Report on Form 8-K, with management and BDO.

The following tables set forth the effect of the restatement on each of the three month periods ended March 31, 2004, June 30, 2004 and September 30, 2004:

Three months ended March 31, 2004	As restated	As reported
Net loss	(3,327,000)	(4,229,000)
Net loss to common shareholders	(3,327,000)	(4,229,000)
Basic and diluted net loss to common shareholders per share	(0.28)	(0.35)

Three months ended June 30, 2004	As restated	As reported
Net loss	(3,808,000)	(4,989,000)
Net loss to common shareholders	(3,808,000)	(4,989,000)
Basic and diluted net loss to common shareholders per share	(0.11)	(0.14)

Three months ended September 30, 2004	As restated	As reported
Net loss	(4,506,000)	(4,127,000)
Net loss to common shareholders	(5,062,000)	(4,127,000)
Basic and diluted net loss to common shareholders per share	(0.13)	(0.10)

Safe Harbor Statement

This Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate”, “expect”, “intend” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the restatement of the quarterly financial statements for the first three quarters in the fiscal year ended December 31, 2004; negative reactions from the Company’s stockholders, creditors, customer or employees to the results of the restatement or delay in providing financial information caused by restatement; the impact and result of any litigation (included private litigation), or of any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to successfully implement internal controls and procedures that remediate any material weakness in controls and ensure timely, effective and accurate financial reporting; changes in economic conditions; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Several factors, including those identified above, could cause actual events to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ John J. McGovern
Name:	John J. McGovern
Title:	Chief Financial Officer

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